Exhibit 1.1

SKY SOLAR HOLDINGS, LTD.

American Depositary Shares

Representing

Ordinary Shares

(nominal value US$0.0001 per share)

UNDERWRITING AGREEMENT

November [  ], 2014

ROTH CAPITAL PARTNERS, LLC

as the Representative of the several Underwriters

c/o Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, California  92660

Dear Sirs:

Sky Solar Holdings, Ltd., a Cayman Islands corporation (the “Company”), confirms its agreement with each of the Underwriters listed on Schedule I hereto (each an “Underwriter” and collectively, the “Underwriters”), for whom Roth Capital Partners, LLC is acting as the representative (the “Representative”), with respect to the sale by the Company of 6,000,000 (the “Initial ADSs”) American Depositary Shares (“ADSs” and each an “ADS”), each representing eight ordinary shares (the “Underlying Shares”), nominal value US$0.0001 per share, of the Company (the “Ordinary Shares”), to the Underwriters, acting severally and not jointly, in the respective amounts of ADSs as set forth opposite the names of the Underwriters listed on Schedule I hereto, and the grant of the option described in Section 1(b) hereof to purchase all or any part of 900,000 additional ADSs to cover over-allotments (the “Option ADSs”) to the Underwriters, acting severally and not jointly, in the respective numbers of ADSs to each Underwriter as described in Section 1(b) hereto.  The Initial ADSs to be purchased by the Underwriters and all or any part of the Option ADSs subject to the option described in Section 1(b) hereof are hereinafter called, collectively, the “Offered ADSs.”  Unless the context otherwise requires, each reference to the Firm ADSs, the Optional ADSs or the Offered ADSs herein also includes the Ordinary Shares underlying such securities.

The Company understands that the Underwriters propose to make a public offering of the Offered ADSs as soon as the Underwriters deem advisable after this Underwriting Agreement (the “Agreement”) has been executed and delivered.

The Offered ADSs are to be issued pursuant to a deposit agreement, dated as of [   ], 2014 (the “Deposit Agreement”) among the Company, Citibank, N.A., as depositary (the “Depositary”), and the holders and beneficial owners of American Depositary Receipts (the “ADRs”) issued thereunder.

It is understood by all the parties that the Underwriters are offering ADSs in the United States and internationally outside of the People’s Republic of China (the “PRC”), which, for purposes of this Agreement only, excludes Taiwan, The Hong Kong Special Administrative Region of the PRC and The Macau Special Administrative Region of the PRC.

Additionally, it is understood by all parties that, immediately prior to the completion of the transactions contemplated by this Agreement, all of the outstanding preferred shares of Sky Power Group Ltd., which is the current parent of the Company, will be converted into 69,596,106 ordinary shares of Sky Power Group Ltd. (“conversion of the preferred shares”); and all of the convertible notes issued by Sky Power Group Ltd. will be converted into 35,228,453 ordinary shares of Sky Power Group Ltd. (together with the conversion of the preferred shares, the “Conversion”).  Upon completion of the Conversion, Sky Power Group Ltd. will have a total of 339,196,673 ordinary shares outstanding.  The Company has also issued an additional 339,196,669 ordinary shares to Sky Power Group Ltd., at par, for nominal consideration.  Sky Power Group Ltd. will then transfer all the ordinary shares the Company that it owns to its shareholders in proportion to their shareholdings in Sky Power Group Ltd. as consideration for its repurchase of all of its outstanding ordinary shares from its shareholders except for three shares owned by Flash Bright Power Ltd.  The restructuring described in this paragraph is referred to herein as the “Conversion and Distribution.”

The Company has filed with the Securities and Exchange Commission (the “Commission”), a registration statement on Form F-1 (No. 333-198817) including a related preliminary prospectus, for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”).  The Company has prepared and filed such amendments to the registration statement and such amendments or supplements to the related preliminary prospectus as may have been required to the date hereof, and will file such additional amendments or supplements as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement, as amended at the time it was declared effective by the Commission (and, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), such registration statement as so amended) and including all information deemed to be a part of the registration statement pursuant to incorporation by reference, Rule 430A of the Securities Act Regulations or otherwise, is hereinafter called the “Registration Statement.”  Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the 462(b) Registration Statement.  Each prospectus included in the Registration Statement before it was declared effective by the Commission under the Securities Act, and any preliminary form of prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act Regulations, including all information incorporated by reference in either such prospectus, is hereinafter called the “Preliminary Prospectus.”  The term “Prospectus” means the final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto including all information incorporated by reference therein.

The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

The term “Disclosure Package” means (i) the Preliminary Prospectus, as most recently amended or supplemented immediately prior to the Initial Sale Time (as defined herein), (ii) the Issuer Free Writing Prospectuses (as defined below), if any, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus (as defined below) that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package.

The term “Issuer Free Writing Prospectus” means any issuer free writing prospectus, as defined in Rule 433 of the Securities Act Regulations.  The term “Free Writing Prospectus” means any free writing prospectus, as defined in Rule 405 of the Securities Act Regulations.

The Company and the Underwriters agree as follows:

1.                                      Sale and Purchase:

(a)                                 Initial ADSs.  Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per ADS of US$[    ], the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Initial ADSs set forth in Schedule I opposite such Underwriter’s name, plus any additional number of Initial ADSs which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case, to such adjustments among the Underwriters as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares.

(b)                                 Option ADSs.  In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per ADS set forth in paragraph (a) above, the Company hereby grants an option to the Underwriters, acting severally and not jointly, all or any part of the Option ADSs, plus any additional number of Option ADSs which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof.  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time within such 30-day period only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial ADSs upon notice by the Representative to the Company setting forth the number of Option ADSs as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option ADSs.  Any such time and date of delivery (an “Option Closing Time”) shall be determined by the Representative, but shall not be later than three full business days (or earlier, without the consent of the Company, than two full business days) after the exercise of such option, nor in any event prior to the Closing Time, as hereinafter defined.  If the option is exercised as to all or any portion of the Option ADSs, each of the Underwriters, acting severally and not jointly, will purchase the number of Option ADSs that bear the same proportion to the total number of Option ADSs then being purchased as the Initial ADSs set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial ADSs, subject in each case to such adjustments among the Underwriters as their discretion shall make to eliminate any sales or purchases of fractional shares.

2.                                      Payment and Delivery

(a)                                 Initial ADSs.  The Initial ADSs to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, including, at the option of the Representative, through the facilities of The Depository Trust Company (“DTC”) for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Company upon at least forty-eight hours’ prior notice.  The Company will cause the certificates representing the Initial ADSs to be made available for checking and packaging not later than 1:00 p.m. New York City time on the business day prior to the Closing Time (as defined below) with respect thereto at the offices of the Representative, c/o Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, California, 92660, or at the office of DTC or its designated custodian, as the case may be (the “Designated Office”).  The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the third (fourth, if the determination of the purchase price of the Initial ADSs occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Representative and the Company). The time and date at which such delivery and payment are actually made is hereinafter called the “Closing Time.”

(b)                                 Option ADSs.  Any Option ADSs to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, including, at the option of the Representative, through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Company upon at least forty-eight hours’ prior notice.  The Company will cause the certificates representing the Option ADSs to be made available for checking and packaging at least twenty-four hours prior to each Option Closing Time with respect thereto at the Designated Office.  The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Representative in the notice given by the Representative to the Company of the Underwriters’ election to purchase such Option ADSs or on such other time and date as the Company and the Representative may agree upon in writing.

3.                                      Representations and Warranties of the Company:

The Company represents and warrants to the Underwriters as of the date hereof, the Initial Sale Time (as defined below), as of the Closing Time and as of any Option Closing Time (if any), and agrees with each Underwriter, that:

(a)                                 the Company has an authorized capitalization as set forth in the Prospectus and the Disclosure Package set forth under the caption “Capitalization” in the column entitled “Actual.”  Upon consummation of the Conversion and Distribution, as discussed under the caption “Capitalization,” the information with respect to the Company’s authorized capitalization set forth in the Registration Statement and the Prospectus (and any similar section or information contained in the Disclosure Package) in the columns entitled “Pro Forma” and “Pro Forma As Adjusted” under the caption “Capitalization” will be true and correct.  The outstanding shares of capital stock of the Company and each subsidiary of the Company (each, a “Subsidiary”), has been duly and validly authorized and issued and are fully paid and non-assessable, and all of the outstanding equity interests of such Subsidiaries are directly or indirectly owned of record and beneficially by the Company; provided, that, any failure of such capital stock to have been duly and validly organized and issued and fully paid and non-assessable would not, in the aggregate have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise), present or prospective, of the Company and the Subsidiaries taken as a whole, (any such effect or change, where the context so requires, is hereinafter called a “Material Adverse Effect” or “Material Adverse Change”). The

outstanding shares of capital stock of each Subsidiary that (i) is named in Exhibit 21.1 to the Registration Statement, (ii) is organized in any of the Cayman Islands, Japan, Chile, Uruguay, Greece, Bulgaria, Czech Republic, Spain, Germany, Hong Kong, South Africa, Canada or Brazil (the “Jurisdictions”), (iii) is organized in the British Virgin Islands, Luxembourg or Cyprus or (iv) holds a direct or indirect equity interest in the Subsidiaries described in clause (ii) of this Section 3(a) (each, a “Principal Subsidiary”) has been duly and validly authorized and issued and are fully paid and non-assessable, and all of the outstanding equity interests of such Subsidiaries are directly or indirectly owned of record and beneficially by the Company.  Except as disclosed in both the Prospectus and the Disclosure Package, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

(b)                                 each of the Company and its Principal Subsidiaries, has been duly incorporated or organized and is validly existing as a business entity in good standing under the laws of its respective jurisdiction of incorporation or organization with full power and authority to own its respective properties and to conduct its respective businesses as described in each of the Registration Statement, the Prospectus and the Disclosure Package, and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions contemplated herein;

(c)                                  the Company and all of the Principal Subsidiaries are duly qualified or licensed and are in good standing in each jurisdiction in which they conduct their respective businesses or in which they own or lease real property or otherwise maintain an office and in which the failure to be so qualified or licensed would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Prospectus and the Disclosure Package, no Principal Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Principal Subsidiary’s capital stock or from repaying to the Company or any other Principal Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary; other than as disclosed in the Prospectus and the Disclosure Package, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

(d)                                 neither the Company nor any Subsidiary is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective organizational documents, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound, except, in each case, for such breaches or defaults which would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(e)                                  except as disclosed in the Disclosure Package, each of the Company and its Principal Subsidiaries is not (A) in breach of or in default under any laws, regulations, rules, orders, judgments, decrees, guidelines or notices, including those relating to transactions with an affiliate, of the jurisdictions in which each respective entity was organized or operates, (B) in breach of or in default under any approval, permit, concession, consent, waiver, authorization, exemption, permission, endorsement or license granted by any court or governmental agency or body or any stock exchange authorities (“Governmental Agency”) in its respective jurisdiction, (C) in violation of its constituent documents or (D) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except, with respect to (A), (B) and (D), where any default would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect;

(f)                                   the execution, delivery and performance of this Agreement or the Deposit Agreement, and consummation of the transactions contemplated herein will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the organizational documents of the Company or any Subsidiary, or (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, except in each case, for such breaches or defaults which have been validly waived or would not be reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; or (B) result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary;

(g)                                  this Agreement and the Deposit Agreement have been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto, is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof; and to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement or the Deposit Agreement, it is not necessary that this

Agreement or the Deposit Agreement be filed or recorded with any court or other authority in the Cayman Islands;

(h)                                 No stamp or other issuance or transfer taxes or duties and no withholding taxes are payable by or on behalf of the Underwriters to the PRC, the Cayman Islands, the United States, Hong Kong or the British Virgin Islands or any political subdivision or taxing authority thereof or therein in connection with (A) the issuance of the Underlying Shares and their deposit with the Depositary; (B) the issuance of the Offered ADSs by the Depositary; (C) the sale and delivery of the Offered ADSs by the Underwriters as part of the Underwriters’ distribution of the Offered ADSs as contemplated hereunder; (D) the execution and delivery of this Agreement; or (E) the execution, delivery and performance of the Deposit Agreement and the consummation of the transactions contemplated thereby;

(i)                                     no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the Company’s execution, delivery and performance of this Agreement or the Deposit Agreement, its consummation of the transactions contemplated herein, and its sale and delivery of the Offered ADSs, other than (A) such as have been obtained, or will have been obtained at the Closing Time or the relevant Option Closing Time, as the case may be, under the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”), (B) such approvals as have been obtained in connection with the approval of the quotation of the Company’s ADSs on the NASDAQ Capital Market (“NASDAQ”) and (C) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Offered ADSs are being offered by the Underwriters;

(j)                                    except as disclosed in the Prospectus and the Disclosure Package, each of the Company and the Principal Subsidiaries has all necessary licenses, permits, concessions, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in the Prospectus and the Disclosure Package, except to the extent that any failure to have any such licenses, permits, concessions, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Prospectus and the Disclosure Package, the Company and its Principal Subsidiaries have obtained all accreditations and certifications from governmental agencies or authorities necessary to conduct their respective businesses as described in the Prospectus and the Disclosure Package, except such accreditations and certifications, the absence of which would not (i) be reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or (ii) require a reclassification of any assets from being a “shovel-ready project” to being a “solar project in pipeline” or, for solar projects with an estimated capacity of over five (5) megawatts, individually or in the aggregate, from being “advanced pipeline solar projects” to being either “qualified pipeline solar projects” or “development pipeline solar projects” (each as defined in the Prospectus and the Disclosure Package) (such reclassification event, a “Pipeline Downgrade”); except as disclosed in the Prospectus and the Disclosure Package, neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of, or a confirmation of the withdrawal of any application for, any such license, permit, concession, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which would reasonably be expected to result in a Material Adverse Change; and no such license, permit, concession, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in each of the Registration Statement, the Prospectus and the Disclosure Package;

(k)                                 each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company are contemplated or threatened by the Commission; and the Company has complied to the Commission’s satisfaction with any request on the part of the Commission for additional information;

(l)                                     the Preliminary Prospectus when filed and the Registration Statement as of each effective date and as of the date hereof complied or will comply, and the Prospectus and any further amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, comply, in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

(m)                             the Registration Statement, as of its effective date and as of the date hereof, did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date, the date hereof and at the Closing Time and on each Option Closing Time (if any), contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representative to the Company expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 9(c) hereof);

(n)                                 as of       :00 [am] [pm] (Eastern time) on the date of this Agreement (the “Initial Sale Time”), the Disclosure Package did not, and at the time of each sale of Offered ADSs and at the Closing Time and each Option Closing Time, the Disclosure Package will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of its issue date or date of first use and at all subsequent times through the Initial Sale Time, each Issuer Free Writing Prospectus did not, and at the time of each sale of Offered ADSs and at the Closing Time and each Option Closing Time, each such Issuer Free Writing Prospectus will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Disclosure Package in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representative to the Company expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 9(c) hereof);

(o)                                 A registration statement on Form F-6 (File No. 333-199512) in respect of the Offered ADSs has been filed with the Commission; such registration statement in the form heretofore delivered to you and, excluding exhibits, to you for each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s best knowledge after due inquiry, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”); and the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(p)                                 each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered ADSs did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified;

(q)                                 the Company is eligible to use Free Writing Prospectuses in connection with this offering pursuant to Rules 164 and 433 under the Securities Act; any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the Securities Act Regulations; and each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act Regulations or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

(r)                                    except for the Issuer Free Writing Prospectuses identified in Schedule II hereto, and any electronic road show relating to the public offering of Offered ADSs contemplated herein, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representative, prepare, use or refer to, any Free Writing Prospectus;

(s)                                   the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses (to the extent any such Issuer Free Writing Prospectus was required to be filed with the Commission) delivered to the Underwriters for use in connection with the public offering of the Offered ADSs contemplated herein have been and will be identical to the versions of such documents transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T;

(t)                                    the Company filed the Registration Statement with the Commission before using any Issuer Free Writing Prospectus; and each Issuer Free Writing Prospectus was preceded or accompanied by the most recent Preliminary Prospectus satisfying the requirements of Section 10 under the Securities Act, which Preliminary Prospectus included an estimated price range.

(u)                                 from the time of initial confidential submission of a registration statement relating to the Offered ADSs with the Commission through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act.

(v)                                 except as set forth in the Registration Statement, the Prospectus and the Disclosure Package, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which would reasonably be expected to result in a judgment, decree, award or order having a Material Adverse Effect;

(w)                               the financial statements, including the notes thereto, included in (or incorporated by reference into) each of the Registration Statement, the Prospectus and the Disclosure Package present fairly the consolidated financial position of the entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the amounts in the Prospectus and the Disclosure Package under the captions “Prospectus

Summary—Summary Consolidated Financial and Operating Data” and “Selected Consolidated Financial and Operating Data” fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in each of the Registration Statement, the Prospectus and the Disclosure Package; no other financial statements or supporting schedules are required to be included in the Registration Statement, the Prospectus or the Disclosure Package; the unaudited pro forma financial information (including the related notes) included in each of the Registration Statement, the Prospectus and the Disclosure Package complies as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and the Subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified; and no other pro forma financial information is required to be included in the Registration Statement, the Prospectus or the Disclosure Package;

(x)                                 Deloitte Touche Tohmatsu Certified Public Accountants LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries are filed with the Commission as part of each of the Registration Statement, the Prospectus and the Disclosure Package, is, and was during the periods covered by their reports, an independent public accountant as required by the Securities Act and the Securities Act Regulations are registered with the Public Company Accounting Oversight Board;

(y)                                 subsequent to the respective dates as of which information is given in each of the Registration Statement, the Prospectus and the Disclosure Package, and except as may be otherwise stated in such documents, there has not been (A) any Material Adverse Change or any development that would reasonably be expected to result in a Material Adverse Change, whether or not arising in the ordinary course of business, (B) any transaction that is material to the Company and the Subsidiaries taken as a whole, contemplated or entered into by the Company or any of the Subsidiaries, (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that is material to the Company and Subsidiaries taken as a whole or (D) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

(z)                                  the Offered ADSs conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the Disclosure Package;

(aa)                          except as disclosed in the Prospectus and the Disclosure Package, there are no outstanding registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or ADS Registration Statement or otherwise registered by the Company under the Securities Act, except for those registration or similar rights which have been waived with respect to the offering contemplated by this Agreement, all of which registration or similar rights herein are fairly summarized in all material respects in the Prospectus and the Disclosure Package;

(bb)                          the Offered ADSs, including the Underlying Shares, have been duly authorized and, when issued and duly delivered against payment therefore as contemplated by this Agreement and the Deposit Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Offered ADSs, including the Underlying Shares, by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party or otherwise; and there are no restrictions on subsequent transfers of the Offered ADSs under the laws of the Cayman Islands or the PRC except as described in the Disclosure Package;

(cc)                            the Underlying Shares, when issued and delivered against payment therefor, may be freely deposited by the Company with the Depositary against issuance of ADRs evidencing Offered ADSs;

(dd)                          the Offered ADSs have been approved for quotation on NASDAQ, subject to official notice of issuance; the Company has taken all necessary actions to ensure that, upon and at all times after NASDAQ shall have approved the Offered ADSs for inclusion, it will be in compliance with all applicable corporate governance requirements set forth in NASDAQ Marketplace Rules that are then in effect to the extent that they are required of foreign private issuers and is taking such steps as are necessary to ensure that it will be in compliance with other applicable corporate governance requirements set forth in NASDAQ Marketplace Rules not currently in effect upon the effectiveness of such requirements to the extent that they are required of foreign private issuers;

(ee)                            the Company has not taken, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered ADSs;

(ff)                              neither the Company nor any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or the rules and regulations thereunder (the “Exchange Act Regulations”), or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with any member firm of FINRA (within the meaning of the applicable rules and regulations of the Financial Industry Regulatory Authority (“FINRA”));

(gg)                            any certificate signed by any officer of the Company or any Principal Subsidiary delivered to the Representative or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby;

(hh)                          the form of certificate used to evidence the Offered ADSs complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of NASDAQ;

(ii)                                  the Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus and the Disclosure Package or such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus and the Disclosure Package or would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(jj)                                the descriptions in each of the Registration Statement, the Prospectus and the Disclosure Package of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly in all material respects the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement, the Prospectus or the Disclosure Package or to be filed as exhibits to the Registration Statement which are not described or filed as required; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Prospectus and the Disclosure Package are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable against the Company in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles;

(kk)                          except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, the Company and each Principal Subsidiary owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”) necessary to entitle the Company and each Principal Subsidiary to conduct its business as described in the Prospectus and the Disclosure Package, and neither the Company nor any Principal Subsidiary has received written notice of infringement of or conflict with and, upon reasonable inquiry, the Company does not know of any such infringement of or conflict with, asserted rights of others with respect to any Intangibles which would reasonably be expected to have a Material Adverse Effect;

(ll)                                  except as disclosed in the Prospectus and the Disclosure Package, the Company owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) reasonably necessary for the conduct of the Company’s business as now conducted or as proposed in the

Prospectus to be conducted and (i) to the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company; (ii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property which, if successful, would reasonably be expected to have a Material Adverse Effect, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of Intellectual Property owned by or exclusively licensed to the Company, and the Company is unaware of any facts which would form a reasonable basis for any such claim which, if successful, would reasonably be expected to have a Material Adverse Effect; and (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for concluding that any such claim will be asserted, or if asserted, would be successful, or if successfully asserted, would reasonably be expected to have a Material Adverse Effect;

(mm)                  (x) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the last fiscal period covered by the Registration Statement, and (iii) are effective in all material respects to perform the functions for which they were established, and (y) except as disclosed in the Prospectus and the Disclosure Package, the Company is not aware of (a) any significant deficiency or material weakness in the design or operation of its internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information to management and the Board of Directors, or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.  Since the most recent evaluation of the Company’s disclosure controls and procedures conducted in preparation and external audit of our consolidated financial statements for the years ended December 31, 2011, 2012 and 2013, there have been no significant changes in internal control over financial reporting or in other factors that have significantly affected or would reasonably be expected to significantly affect the Company’s internal control over financial reporting;

(nn)                          the Company maintains a system of internal accounting controls with respect to itself and its Subsidiaries sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(oo)                          except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, each of the Company and the Subsidiaries has filed on a timely basis all U.S. federal, state, local and non-U.S. tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon; and no tax deficiency has been asserted in writing against any such entity, or to the knowledge of the Company is likely to be asserted; all tax liabilities are adequately provided for on the respective books of such entities;

(pp)                          the statements set forth under the heading “Critical Accounting Policies,” in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Prospectus and the Disclosure Package, accurately and fully describes in all material respects (A) accounting policies which the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and its subsidiaries and consolidated affiliated entities on a consolidated basis and which require management’s most difficult, subjective or complex judgments (“critical accounting policies”); (B) judgments and uncertainties affecting the application of critical accounting policies; and (C) explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions; and the Company’s board of directors and senior management have reviewed and agreed with the selection, application and disclosure of critical accounting policies;

(qq)                          (i) the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Prospectus and the Disclosure Package, accurately and fully describes (x) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur; and (y) all material off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources of the Company and its subsidiaries and consolidated affiliated entities on a consolidated basis; (ii) except as disclosed in the Prospectus and the Disclosure Package, there are no outstanding guarantees or other contingent obligations of the Company or its subsidiaries or consolidated affiliated entities that would reasonably be expected to have a Material Adverse Effect;

(rr)                                any material third-party statistical, industry-related and market-related data included in the Prospectus and the Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consents to the use of such data from such sources to the extent required;

(ss)                              the information that the Company provided to each of its local counsels as well as the Underwriters’ local counsels, Clifford Chance Pte Ltd. in Singapore, Clifford Chance Law Office (Gaikokuho Kyodo Jigyo) in Tokyo, Japan, Walkers Global in the Cayman Islands and Carey y Cía. Ltda. in Santiago, Chile, for their review in connection with their various due diligence processes, including such information relied on in the preparation of diligence reports in connection with the transactions contemplated by this Agreement with respect to certain of the Company’s solar parks and other assets, was accurate, current and complete information in all material respects, and did not omit any material information;

(tt)                                each of the Company and the Principal Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts and covering such risks as is reasonably appropriate for the conduct of their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering the Company’s “solar parks in operation” and “solar parks under construction” (each, as defined in the Prospectus and the Disclosure Package), all of which insurance is in full force and effect;

(uu)                          neither the Company nor any of the Principal Subsidiaries is in violation, or has received notice of any violation with respect to, any applicable environmental, safety or similar law applicable to the business of the Company or any of the Principal Subsidiaries, in any of the jurisdictions in which it operates, including the Jurisdictions; the Company and the Principal Subsidiaries have received all permits, licenses or other approvals required of them under applicable federal, state and local occupational safety and health and environmental laws and regulations to conduct their respective businesses in any jurisdiction in which it operates, including the Jurisdictions, and the Company and the Principal Subsidiaries are in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Change;

(vv)                          the Company and its Subsidiaries are, and at all times prior were, (i) in compliance with any and all applicable federal, state, local and foreign laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements relating to the protection of human health and safety, the environment, natural resources, petroleum or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), which compliance includes obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses and (ii) have not received notice of nor do they otherwise have knowledge of any actual or potential liability for the investigation or remediation of any disposal or release of petroleum, hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance with or liability under Environmental Laws would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation and Liability

Act of 1980, as amended, or any other similar Environmental Law, except with respect to any matters that would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect.  None of the Company and its Subsidiaries (A) is a party to any proceeding under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is believed no monetary penalties of $100,000 or more will be imposed, and (B) anticipates material capital expenditures relating to Environmental Laws;

(ww)                      neither the Company nor any Subsidiary has received from any governmental authority in any of the jurisdictions in which they operate, including the Jurisdictions, any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and neither the Company nor any Subsidiary knows of any such condemnation or zoning change which is threatened and which if consummated could have a Material Adverse Effect;

(xx)                          in connection with this offering, the Company has not offered and will not offer its ADSs or Ordinary Shares or any other securities convertible into or exchangeable or exercisable for ADSs or Ordinary Shares in a manner in violation of the Securities Act; and the Company has not distributed and will not distribute any offering material in connection with the offer and sale of the Offered ADSs except for the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or the Registration Statement;

(yy)                          the Company (a) has not alone engaged in any Testing-the-Waters Communication and (b) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications.  The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Company has not distributed any Written Testing-the-Waters Communications.  “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act and “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act;

(zz)                            except as disclosed in the Prospectus and the Disclosure Package, under current laws and regulations of the PRC or Cayman Islands, all dividends and other distributions declared and payable on the Underlying Shares may be paid by the Company to the Depositary and then passed on by the Depositary to the holders of the ADSs in United States dollars and all such payments made to holders thereof or therein who are non-residents of the PRC or Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the PRC or Cayman Islands and will otherwise be free and clear of any other tax, duty, withholding or deduction in the PRC or Cayman Islands and without the necessity of obtaining any governmental authorization in the PRC or Cayman Islands;

(aaa)                   except as disclosed in the Prospectus and the Disclosure Package, all dividends and other distributions declared and payable on the equity interest of any of the subsidiaries of the Company may under the current laws and regulations of their respective jurisdictions, be freely transferred out of such jurisdictions, as applicable, and may be paid in U.S. dollars, without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications granted by any court or governmental agency or body or any stock exchange authorities having jurisdiction over the subsidiaries of the Company or any of their respective properties, and all dividends and other distributions declared and payable on the equity interest of any of the subsidiaries of the Company will not be subject to withholding or other taxes under the laws and regulations of such entity’s jurisdiction and are otherwise free and clear of any other tax, withholding or deduction in such jurisdiction, except for any such approvals in the PRC that have already been obtained;

(bbb)                   all dividends and other distributions declared and payable on the equity interest of the Company or any of its subsidiaries may under the current laws and regulations of their respective jurisdictions, be freely transferred out of such jurisdictions, as applicable, and may be paid in U.S. dollars, without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications granted by any court or governmental agency or body or any stock exchange authorities having jurisdiction over the Company or its subsidiaries or any of their respective properties, and all dividends and other distributions declared and payable on the equity interest of the Company or any of its subsidiaries will not be subject to withholding or other taxes under the laws and regulations of such entity’s jurisdiction and are otherwise free and clear of any other tax, withholding or deduction in such jurisdiction, except for any such approvals in the PRC that have already been obtained;

(ccc)                      the Company was not a “passive foreign investment company” (as defined in Section 1297 of the Code and the regulations promulgated thereunder) for its taxable year ended December 31, 2013, and it does not expect to be a passive foreign investment company for its taxable year ending December 31, 2014 or a foreseeable taxable year;

(ddd)                   The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act;

(eee)                      neither the Company nor any of its Subsidiaries is regulated as a public utility, as such concept is understood in the various jurisdictions in which the Company and its Subsidiaries operate;

(fff)                         that the Company (i) will comply with all applicable securities and other applicable laws, rules and regulations, including without limitation, the rules and regulations of FINRA, in each jurisdiction in which the Directed ADS Shares are offered in connection with the Directed Share Program and (ii) will pay all reasonable fees and disbursements of counsel incurred by the Underwriters and Piper, Jaffray & Co. in connection with the Directed Share Program and any stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters and Piper, Jaffray & Co. in connection with the Directed Share Program;

(ggg)                      the Company has not incurred any liability for any finder’s fees or similar payments in connection with the offering and sale of the Offered ADSs;

(hhh)                   no relationship, direct or indirect, exists between or among, and no related-party transaction involves, the Company or any of the Subsidiaries on the one hand, and directors, officers, stockholders, consolidated affiliated entities, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which is required by the Securities Act or the Securities Act Regulations to be described in the Registration Statement, the Prospectus or the Disclosure Package, which is not so described;

(iii)                               the Company is not required to register, and after giving pro forma effect to the offering and sale of the ADSs and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, will not be required to register, as an investment company under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”);

(jjj)                            there are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or any of the Subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(kkk)                   except as disclosed in the Disclosure Package, neither the Company nor any of its Subsidiaries has any obligation to provide retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or any of its Subsidiaries, or to any other person, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(lll)                               no holder of any of the Offered ADSs when issued and fully paid or the Offered ADSs after the consummation of the transactions contemplated by this Agreement or the Deposit Agreement is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such Offered ADSs; and except as set forth in the Pricing Prospectus, there are no limitations on the rights of holders of the Offered ADSs to hold, vote or transfer their securities;

(mmm)       except as disclosed in the Prospectus and the Disclosure Package, the Company, the Subsidiaries and the officers and directors of the Company, in their capacities as such, are, and at the Closing Time and any Option Closing Time will be, in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder;

(nnn)                   neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any officer, director, agent or employee purporting to act on behalf of the Company or any of the Subsidiaries has at any time, directly or indirectly, (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law (including the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), (iii) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company or any of the Subsidiaries sells or from which the Company or any of the Subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company or any of the Subsidiaries, or (iv) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries;

(ooo)                   neither the Company nor any of its Subsidiaries, nor, to the Company’s knowledge, any of its affiliates or any director, officer, agent or employee of, or other person associated with or acting on behalf of, the Company, has violated the Bank Secrecy Act, as amended, the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001 or the rules and regulations promulgated under any such law or any successor law;

(ppp)                   the operations of the Company and its Subsidiaries and, to the Company’s knowledge, its affiliates are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Money Laundering Control Act of 1986, as amended, any other money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except for any such non-compliance as would not, singly or in the aggregate, result in a Material Adverse Change, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries, or, to the Company’s knowledge, any of its affiliates, with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(qqq)                   neither the Company nor any of its Subsidiaries, nor, to the Company’s knowledge, any of its affiliates or any director, officer, agent or employee of, or other person associated with or acting on behalf of, the Company, is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, partner or joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any United States sanctions administered by OFAC.  Additionally, the Company and its Subsidiaries maintain procedures that are adequately designed and administered to ensure compliance with applicable OFAC regulations;

(rrr)                            the Company or any of its respective properties, assets or revenues does not have any right of immunity under Cayman Islands, PRC, Hong Kong or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, PRC, Hong Kong or New York or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 15 of this Agreement;

(sss)                         At and immediately after each Time of Delivery (as defined below), the Company (after giving effect to the issuance of the ADSs, the application of the proceeds therefrom and the other transactions related thereto as described in each of the Prospectus and the Disclosure Package) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; and (iii) assuming consummation of the issuance of the Offered ADSs as contemplated by this Agreement, the Disclosure Package and the Prospectus, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature;

4.                                      Certain Covenants:

The Company hereby agrees with each Underwriter:

(a)                                 to furnish such information as may be required and otherwise to cooperate in qualifying the Offered ADSs for offering and sale, or establishing an exemption from such qualification, under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representative may designate and to maintain such qualifications in effect as long as requested by the Representative for the distribution of the Offered ADSs, provided that the Company shall not be required to qualify as a foreign corporation, to subject itself to taxation, or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Offered ADSs);

(b)                                 if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Offered ADSs may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as reasonably practicable and will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing, when such post-effective amendment has become effective;

(c)                                  to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act not later than 10:00 a.m. (New York City time), on the business day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time) on the business day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

(d)                                 to advise the Representative promptly and (if requested by the Representative) to confirm such advice in writing, when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective under the Securities Act Regulations;

(e)                                  to furnish a copy of each proposed Free Writing Prospectus to the Representative and counsel for the Underwriters and obtain the consent of the Representative prior to referring to, using or filing with the Commission any Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act, other than the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto;

(f)                                   to comply with the requirements of Rules 164 and 433 of the Securities Act Regulations applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, legend and record keeping, as applicable;

(g)                                  to advise the Representative immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or for additional information with respect thereto, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Offered ADSs for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as reasonably practicable, (iii) any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement, or (iv) if the Company becomes subject to a proceeding under Section 8A of the Securities Act in connection with the public offering of Offered ADSs contemplated herein; to advise the Representative promptly of any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and to file no such amendment or supplement to which the Representative shall reasonably object in writing;

(h)                                 to furnish to the Underwriters for a period of two years from the date of this Agreement, unless made available to the public on EDGAR or any successor system, (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of shares of ADSs, and (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission, FINRA or any securities exchange;

(i)                                     to advise the Underwriters promptly of the happening of any event or development known to the Company within the time during which a Prospectus relating to the Offered ADSs (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is required to be delivered under the Securities Act Regulations which, in the judgment of the Company or in the reasonable opinion of the Representative or counsel for the Underwriters, (i) would require the making of any change in the Prospectus, the Disclosure Package or any Written Testing-the-Waters Communication so that the Prospectus, Disclosure Package or Written Testing-the-Waters Communication would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) as a result of which any Issuer Free Writing Prospectus or Written Testing-the-Waters Communication conflicted or would conflict with the information contained in the Registration Statement relating to the Offered ADSs, or (iii) if it is necessary at any time to amend or supplement the Prospectus, the Disclosure Package or any Written Testing-

the-Waters Communication, to comply with any law and, during such time, to promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representative may from time to time reasonably request of an appropriate amendment or supplement to the Prospectus, the Disclosure Package or any Written Testing-the-Waters Communication so that the Prospectus, the Disclosure Package or any Written Testing-the-Waters Communication as so amended or supplemented will not, in light of the circumstances when it (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is so delivered, be misleading or, in the case of any Issuer Free Writing Prospectus or Written Testing-the-Waters Communication, conflict with the information contained in the Registration Statement, or so that the Prospectus, the Disclosure Package or Written Testing-the-Waters Communication will comply with the law;

(j)                                    to file promptly with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and to submit promptly with the Commission any Written Testing-the-Waters Communication, in each case that may, in the reasonable judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission;

(k)                                 prior to filing with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or submitting to the Commission any Written Testing-the-Waters Communication, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing;

(l)                                     to furnish promptly to the Representative a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Representative may reasonably request;

(m)                             to apply the net proceeds of the sale of the Offered ADSs in accordance with its statements under the caption “Use of Proceeds” in the Prospectus and the Disclosure Package;

(n)                                 to make generally available to its security holders and to deliver to the Representative as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations,) covering a period of 12 months beginning after the effective date of the Registration Statement;

(o)                                 to use its best efforts to maintain the quotation of the Offered ADSs on NASDAQ and to file with NASDAQ all documents and notices required by NASDAQ of companies that have securities with quotations reported by NASDAQ;

(p)                                 to promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) the completion of the distribution of the Offered ADSs within the meaning of the Securities Act and (ii) completion of the 180-day restricted period referred to in Section 4(r) hereof;

(q)                                 to engage and maintain, at its expense, a registrar, transfer agent and depositary for the Offered ADSs;

(r)                                    to refrain, from the date hereof until 180 days after the date of the Prospectus, without the prior written consent of the Representative, from, directly or indirectly, (i) offering, pledging, selling, contracting to sell, selling short, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring or announcing the intention to otherwise dispose of or transfer, (or entering into any transaction or device which is designed to, or would reasonably be expected to, result in the disposition by any person at any time in the future of), any ADSs or Ordinary Shares or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of ADSs or Ordinary Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of ADSs or Ordinary Shares or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Offered ADSs to be sold hereunder (including the Underlying Shares), or (B) any Ordinary Shares issued by the Company upon the exercise of an option outstanding on the date hereof and referred to in the Prospectus;

(s)                                   not to, and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Offered ADSs, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Offered ADSs or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;

(t)                                    to cause each stockholder (both with and without giving pro forma effect to the Conversion and the Share Distribution, as defined in the Prospectus), officer and director of the Company to furnish to the Representative, prior to the Initial Sale Time, a letter or letters, substantially in the form of Exhibit A hereto;

(u)                                 that the Company shall obtain or maintain, as appropriate, Directors and Officers liability insurance in the minimum amount of $15.0 million which shall apply to the offering contemplated herein;

(v)                                 if, at any time during the 90-day period after the date of the Prospectus, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in the reasonable opinion of the Representative, the market price of the ADSs has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from the Representative advising the Company to the effect set forth above, to forthwith prepare, consult with the Representative concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to the Representative, responding to or commenting on such rumor, publication or event;

(w)                               that the Company will comply with all of the provisions of any undertakings in the Registration Statement.

5.                                      Payment of Expenses:

(a)                                 The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Offered ADSs to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Offered ADSs to the Underwriters, (iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Offered ADSs for offering and sale under state laws that the Company and the Representative have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the filing fees) assuming that the Company’s ADSs are approved for quotation on NASDAQ and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) all filing fees relating to the filing for review of the public offering of the Offered ADSs by FINRA, (vi) the fees and expenses of the Depositary and any transfer agent or registrar for the Offered ADSs or the Underlying Shares and miscellaneous expenses referred to in the Registration Statement, (vii) the fees and expenses incurred in connection with the inclusion of the Offered ADSs in the NASDAQ, (viii) the performance of the Company’s other obligations hereunder, (ix) background investigations, (x) any other costs and expenses incurred by the Underwriters incidental to the purchase, sale and delivery of the ADSs in the offering contemplated by this Agreement, including, without limitation, all other printing costs, all road show costs including, without limitation, any costs relating to the testing-the-waters presentations, and other road show presentation-related expenses (regardless of the form in which the presentation is conducted) and expenses of the Company and the personnel of the Underwriters, including but not limited to, commercial or charter air travel, and local hotel accommodations and transportation, and (xi) legal fees of Clifford Chance US LLP as well as the Clifford Chance offices in, among others, Tokyo, Singapore, Hong Kong, Beijing, Shanghai, Prague and London. Carey y Cía. Ltda., Walkers Global, Sidley Austin LLP and Stikeman Elliott LLP, up to $900,000 (representing in the aggregate, together with underwriting fees, commissions and expenses, no more than 9% of the gross proceeds of the offering based on the mid-point of the range). Upon the request of the Representatives, the Company will provide funds in advance for filing fees. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, other than any income tax that may be levied on the income of any Underwriter or withholding, if any, with respect to such income tax, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(b)                                 If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company shall:

(i)                                     Pay the reasonable legal fees incurred by the Underwriters and their counsel, up to $600,000 in the aggregate for Clifford Chance US LLP and the Clifford Chance offices in Hong Kong and Shanghai, and in full for the other counsels (including the Clifford Chance offices other than New York, Hong Kong and Shanghai) set forth in clause (xi) of Section 5(a); and

(ii)                                  Pay all other out-of-pocket expenses incurred by the Underwriters (excluding any single costs or out-of-pocket expense exceeding $10,000 not pre-approved by the Company), up to $30,000.

6.                                      Conditions of the Underwriters’ Obligations:

The obligations of the Underwriters hereunder to purchase Offered ADSs at the Closing Time or on each Option Closing Time, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company hereunder on the date hereof and at the Closing Time and on each Option Closing Time, as applicable, the performance by the Company of its obligations hereunder and to the satisfaction of the following further conditions at the Closing Time or on each Option Closing Time, as applicable:

(a)                                 The Company shall furnish to the Underwriters at the Closing Time and on each Option Closing Time an opinion of Shearman & Sterling LLP, counsel for the Company and the Principal Subsidiaries, addressed to the Underwriters and dated the Closing Time and each Option Closing Time and in form and substance satisfactory to Clifford Chance US LLP, counsel for the Underwriters, and substantially in the form set forth in Exhibit B.

(b)                                 On the date of this Agreement and at the Closing Time and each Option Closing Time (if applicable), the Representative shall have received from Deloitte Touche Tohmatsu Certified Public Accountants LLP letters dated the respective dates of delivery thereof and addressed to the Representative, in form and substance satisfactory to the Representative, containing statements and information of the type specified in AU Section 634 “Letters for Underwriters and Certain other Requesting Parties” issued by the American Institute of Certified Public Accountants with respect to the financial statements, including any pro forma financial statements, and certain financial information of the Company and the Principal Subsidiaries included in the Registration

Statement, the Prospectus and the Disclosure Package, and such other matters customarily covered by comfort letters issued in connection with registered public offerings; provided, that the letters delivered at the Closing Time and each Option Closing Time (if applicable) shall use a “cut-off” date no more than three business days prior to such Closing Time or such Option Closing Time, as the case may be.

In the event that the letters referred to above set forth any changes in indebtedness, decreases in total assets or retained earnings or increases in borrowings, it shall be a further condition to the obligations of the Underwriters that (A) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Representative deem such explanation unnecessary, and (B) such changes, decreases or increases do not, in the sole judgment of the Representative, make it impractical or inadvisable to proceed with the purchase and delivery of the Offered ADSs as contemplated by the Registration Statement.

(c)                                  The Representative shall have received at the Closing Time and on each Option Closing Time the favorable opinion of each of Conyers Dill in the Cayman Islands and the British Virgin Islands, dated the Closing Time or such Option Closing Time, addressed to the Representative and in form and substance satisfactory to the Representative, and substantially in the form set forth in Exhibit C.

(d)                                 The Representative shall have received at the Closing Time and on each Option Closing Time the favorable opinion of each of Takechi & Partners and Hayabusa Asuka Law Offices in Japan, Carey y Cía. Ltda. in Chile, Ferrari, Curbelo & Asoc. in Uruguay, Fogler Rubinoff in Canada, Mateeva & Partners Law Firm in Bulgaria,  Cremades & Calvo-Sotelo in Spain, Deloitte Legal in the Czech Republic, Ioannis Violaris in Greece, Shearman & Sterling in Hong Kong, dated the Closing Time or such Option Closing Time, addressed to the Representatives and in form and substance satisfactory to the Representatives, and substantially in the form set forth in Exhibit D.

(e)                                  The Representative shall have received at the Closing Time and on each Option Closing Time the favorable opinion of Clifford Chance US LLP, dated the Closing Time or such Option Closing Time, addressed to the Representative and in form and substance satisfactory to the Representative.

(f)                                   The Registration Statement shall have become effective not later than 5:00 p.m., New York City time, on the date of this Agreement, or such later time and date as the Representative shall approve.

(g)                                  No amendment or supplement to the Registration Statement, the Prospectus or any document in the Disclosure Package shall have been filed to which the Underwriters shall have objected in writing prior to its filing.

(h)                                 Prior to the Closing Time and each Option Closing Time (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus or any document in the Disclosure Package shall have been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Offered ADSs for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative; (iii) the Registration Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iv) the Prospectus and the Disclosure Package shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)                                     All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such Rule.

(j)                                    Between the time of execution of this Agreement and the Closing Time or the relevant Option Closing Time there shall not have been any Material Adverse Change or any prospective Material Adverse Change, and no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of the Subsidiaries, in each case, which in the Representative’s sole judgment, makes it impracticable or inadvisable to proceed with the public offering of the Offered ADSs as contemplated by the Registration Statement.

(k)                                 The Offered ADSs shall have been approved for inclusion in NASDAQ.

(l)                                     FINRA shall not have raised any objection with respect to the fairness and reasonableness of  the underwriting terms and arrangements.

(m)                             The Representative shall have received lock-up agreements from each officer, director and stockholder of the Company (both with and without giving pro forma effect to the Conversion and the Share Distribution, as defined in the Prospectus), in the form of Exhibit A attached hereto, and such letter agreements shall be in full force and effect.

(n)                                 The Company will, at the Closing Time and on each Option Closing Time, deliver to the Underwriters a certificate of its Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer or Vice President and Chief Accounting Officer or Chief Financial Officer, to the effect that:

(i)                                     the representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Time or any Option Closing Time, as applicable, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Time or any Option Closing Time, as applicable;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

(iii)                               the signers of such certificate have carefully examined the Registration Statement, the Prospectus, the Disclosure Package, any amendment or supplement thereto, and this Agreement, and that when the Registration Statement became effective and at all times subsequent thereto up to the Closing Time or any Option Closing Time, as applicable, the Registration Statement and the Prospectus and the Preliminary Prospectus, and any amendments or supplements thereto contained all material information required to be included therein by the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be; the Registration Statement and any amendments thereto, did not and, as of the Closing Time or any Option Closing Time, as applicable, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus and the Disclosure Package, and any amendments or supplements thereto, did not and as of the Closing Time or any Option Closing Time, as applicable, do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Prospectus or the Disclosure Package which has not been so set forth; and

(iv)                              subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, there has not been (a) any Material Adverse Change, (b) any transaction that is material to the Company and the Subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries considered as one enterprise, incurred by the Company or the Subsidiaries, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiary that is material to the Company and the Subsidiaries considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary, or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.

(o)           The Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Prospectus and the Disclosure Package, the representations, warranties and statements of the Company contained herein and the performance by the Company of its covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Time or any Option Closing Time, as the Underwriters may reasonably request.

7.                                      Termination:

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representative, at any time prior to the Closing Time or any Option Closing Time, (i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, the Prospectus or the Disclosure Package, any Material Adverse Change, or any development involving a prospective Material Adverse Change, whether or not arising in the ordinary course of business, or (iii) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions, the effect of which on the United States or international financial markets is such as to make it, in the judgment of the Representative, impracticable to market the Offered ADSs or enforce contracts for the sale of the Offered ADSs, or (iv) if trading in any securities of the Company has been suspended by the Commission or by NASDAQ, or if trading generally on the New York Stock Exchange or in the NASDAQ over-the-counter market has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or FINRA or the over-the-counter market or by order of the Commission or any other governmental authority, or (v) if there has been any downgrade in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or (vi) any federal, state, local or foreign statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the reasonable opinion of the Representative, materially adversely affects or will materially adversely affect the business or operations of the Company, or (vii) any action has been taken by any federal, state, local or foreign government or agency in respect of its monetary or fiscal affairs which, in the reasonable opinion of the Representatives, would reasonably be expected to have a material adverse effect on the securities markets in the United States.

If the Representative elects to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

If the sale to the Underwriters of the Offered ADSs, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8.                                      Increase in Underwriters’ Commitments:

If any Underwriter shall default at the Closing Time or on any Option Closing Time in its obligation to take up and pay for the Offered ADSs to be purchased by it under this Agreement on such date, the Representative shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Offered ADSs which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Shares”).  Absent the completion of such arrangements within such 36-hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Offered ADSs to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Offered ADSs which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Offered ADSs agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representative may terminate this Agreement by notice to the Company, without liability of any party to any other party except that the provisions of Sections 5 and 9 hereof shall at all times be effective and shall survive such termination.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Offered ADSs hereunder on such date unless all of the Offered ADSs to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representative with the approval of the Company or selected by the Company with the approval of the Representative).

If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Option Closing Time for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the same effect as if such substituted Underwriter had originally been named in this Agreement.

9.                                      Indemnity and Contribution by the Company and the Underwriters:

(a)           The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such indemnified party may incur arising under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any breach of any representation, warranty or covenant of the Company contained herein, (B) any failure on the part of the Company to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus, (C) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment), the ADS Registration Statement, any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission or is otherwise required retain, the Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company) or any Written Testing-the-Waters Communication, (D) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction (domestic or foreign) in order to qualify the Offered ADSs (including the Underlying Shares) under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an “Application”), (E) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement or ADS Registration Statement or necessary to make the statements made therein not misleading, (F) any omission or alleged omission from any such Issuer Free Writing Prospectus, Prospectus, Testing-the-Waters Communication or any Application of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (G) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials used in connection with the marketing of the Offered ADSs, including, without limitation, slides, videos, films, tape recordings and any Testing-the-Waters Communication; except, in the case of (C), (E) and (F) above only, insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representative to the Company expressly for use in such Registration Statement, Prospectus or Application.  The indemnity agreement set forth in this Section 9(a) shall be in addition to any liability which the Company may otherwise have.

(b)           If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to Section 9(a), such Underwriter shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay.  Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).  Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its consent.

(c)           Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Company’s directors, the Company’s officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment), any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication that the Company has filed or submitted or was required to file or submit with the Commission, or the Prospectus, or any Application, (B) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement or ADS Registration Statement, or necessary to make the statements made therein not misleading, or (C) any omission or alleged omission from any such Issuer Free Writing Prospectus, Prospectus or any Testing-the-Waters Communication or any Application of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Issuer Free Writing Prospectus, Prospectus or Testing-the-Waters Communication or Application in reliance upon and in conformity with information furnished in writing by the Underwriters through the Representative to the Company expressly for use therein.  The statements set forth in the paragraphs identified by “Syndicate Short Sales,” “Stabilization” and “Passive Market Making” under the caption “Underwriting” in the Preliminary Prospectus, the Disclosure Package and the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representative to the Company for purposes of Section 3(n), Section 3(p) and Section 3(q) and this Section 9.

If any action is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Representative in writing of the institution of such action and the Representative, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses.  The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Representative in connection with the defense of such action or the Representative shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representative shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).  Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representative.

(d)           If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsections (a), (b) and (c) of this Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Offered ADSs or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters.  The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(e)           The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d)(i) and, if applicable (ii), above.  Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Offered ADSs purchased by such Underwriter.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(f)            The Company will indemnify, defend and hold each Underwriter harmless against any taxes, duties or fees and any transaction levies, commissions or brokerage charges imposed by any government, or any political subdivision or tax authority thereof or therein, including any interest and penalties, which are required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Underlying Shares and Offered ADSs to be sold by the Company and the execution and delivery of this Agreement and the Deposit Agreement.  For the avoidance of doubt, this indemnity does not extend to any income tax assessed on the net income of any Underwriter.

10.                               Survival:

The indemnity and contribution agreements contained in Section 9 and the covenants, warranties and representations of the Company contained in Sections 3, 4 and

5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Offered ADSs.  The Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers and directors, in connection with the sale and delivery of the Offered ADSs, or in connection with the Registration Statement or Prospectus.

11.                               Duties:

Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties.  The Underwriters undertake to perform such duties and obligations only as expressly set forth herein.  Such duties and obligations of the Underwriters with respect to the Offered ADSs shall be determined solely by the express provisions of this Agreement, and the Underwriters shall not be liable except for the performance of such duties and obligations, or failure to perform such duties or obligations, with respect to the Offered ADSs as are specifically set forth in this Agreement.  The Company acknowledges and agrees that: (i) the purchase and sale of the Offered ADSs pursuant to this Agreement, including the determination of the public offering price of the Offered ADSs and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters); and (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests.  The Company acknowledges that the Underwriters disclaim any implied duties (including any fiduciary duty), covenants or obligations arising from the Underwriters’ performance of the duties and obligations expressly set forth herein.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

12.                               Notices:

Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, California, 92660, Attention: Aaron M. Gurewitz, Head of Equity Capital Markets; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at Suite 1604, 9 Queen’s Road, Central, Hong Kong Special Administrative Region, People’s Republic of China.

13.                               Governing Law; Headings:

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.  The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14.                               Submit to Jurisdiction:

Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed CT Corporation System, Eighth Avenue, New York, NY 10011, as its respective authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consent to the jurisdiction of any such court in respect of any such action, and waive any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable for ten years following the date hereof.  The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company, respectively.

15.                               Waiver of Jury Trial:

THE COMPANY AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL

PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

16.                               Judgment Currency:

The Company and each of the Principal Subsidiaries, jointly and severally, agree to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and each Principal Subsidiary and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

17.                               Waiver of Immunity:

To the extent that the Company or any Subsidiary has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court (i) in any Jurisdiction, or any political subdivision thereof, (ii) of the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company and each Subsidiary hereby irrevocably waive such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

18.                               Parties at Interest:

The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

19.                               Counterparts and Facsimile Signatures:

This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties.  A facsimile or PDF (or other standard form of telecommunication) signature shall constitute an original signature for all purposes.

If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Underwriters.

[Signature pages follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

SKY SOLAR HOLDINGS, LTD.

By:
By:
Title:

Accepted and agreed to as
of the date first above written:

ROTH CAPITAL PARTNERS, LLC

By:
Title:

For itself and as the Representative of the other
Underwriters named on Schedule I hereto.

Schedule I

Underwriter	Number of Initial ADSs
Roth Capital Partners, LLC
Northland Securities, Inc.

Total	6,000,000

Schedule II

Issuer Free Writing Prospectuses

Exhibit A

Form of Lock-up Agreement

A-1

Exhibit B

B-1

Exhibit C

C-1

Exhibit D

D-1